Exhibit 10.1

LETTER OF INTENT

Parties:
Dong Fang Minerals, Inc., a Nevada corporation (“Dong”), and Guangzhou Heli Information Technology Co., Ltd., a People’s Republic of China corporation (“Heli”), wish to enter into this letter of Intent (the “LOI”) which will provide for the basic structure of a share exchange and reverse merger between the parties (the “Share Exchange”).

It is the intention of the parties to enter into a long form agreement governing the Share Exchange by March 31, 2010.

Structure:
The parties shall complete the Share Exchange in accordance with the terms of this LOI as applicable to the respective companies.

Heli shall complete a foreign ownership structure pursuant to which beneficial ownership of Heli shall be held by a company incorporated in the British Virgin Islands (the “BVI Company”).  Dong will then complete the Share Exchange with the BVI Company and acquire beneficial ownership of 100% of Heli.

Consideration:
Pursuant to the Share Exchange, all outstanding common shares of the BVI Company shall be exchanged for common shares of Dong so that at the closing of the Share Exchange (the “Share Exchange Closing”) the shareholders of the BVI Company shall hold 144,280,000 post-split common shares of Dong.

All related party debts owed by Dong shall be cancelled prior to the Share Exchange Closing.

Conditions Precedent:
Prior to the Share Exchange Closing:
• Dong shall change its name to Heli Electronics Corp., or another name acceptable to both parties.
• Dong shall issue a dividend of its issued and outstanding common stock on a 120 for 1 basis.
• The BVI Company shall obtain approval for the Share Exchange from each of its shareholders and its board of directors.
• Dong shall obtain all required approvals for the Share Exchange from its shareholders and board of directors.
• Dong shall have no liabilities.
• Heli shall have provided Dong with audited financial statements for such periods as required by the Securities and Exchange Commission.
• Both parties will have conducted due diligence on each other and the results of such due diligence will be satisfactory to both parties.

Details of Closing:
Upon the Share Exchange Closing:
• Shareholders of the BVI Company shall be issued 144,280,000 shares of the common stock of Dong in exchange for all of the issued and outstanding common shares of the BVI Company’s stock.
• Jian Hong Liu, Dong’s former director and officer, shall cancel 2,500,000 pre-split common shares of Dong held by him.
• Lu Lu, Dong’s sole director and officer, shall cancel 50,000,000 post-split common shares of Dong held by her.
• The BVI Company shall become a fully owned subsidiary of Dong.

Termination Events:
The Share Exchange agreement entered into on the basis of this LOI will have provisions for termination, and the rescission of any actions undertaken in order to fulfill the obligations of this LOI or a subsequent agreement, upon the occurrence of any one of the following events:
• By mutual consent and such consent will not be unreasonably withheld; or
• By either party if either party is not satisfied with the results of due diligence undertaken in good faith.

Independent Legal Advice:
Each party acknowledges that it has had the opportunity to obtain its own independent legal and tax advice with respect to the terms of this LOI prior to execution of this LOI and further acknowledges that it fully understands this LOI.  Dong acknowledges that counsel for Heli does not represent the interests of Dong or its shareholders.

Representations and Warranties Of Dong:
Dong represents and warrants to Heli that:

1. Dong is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Dong is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Dong owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Dong taken as a whole.

2. To the best knowledge of Dong, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Dong or which involves any of the business, or the properties or assets of Dong that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Dong taken as a whole (a “Dong Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Dong Material Adverse Effect.

3. Dong has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the “Dong Documents”) to be signed by Dong and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Dong Documents by Dong and the consummation by Dong of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Dong is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This LOI has been, and the other Dong Documents when executed and delivered by Dong as contemplated by this LOI will be, duly executed and delivered by Dong and this LOI is, and the other Dong Documents when executed and delivered by Dong, as contemplated hereby will be, valid and binding obligations of Dong enforceable in accordance with their respective terms, except:

a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
c) as limited by public policy.

4. The Dong common shares to be issued upon the Share Exchange Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this LOI, will be duly and validly issued, fully paid and non-assessable.

5. No representation or warranty by Dong in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Heli pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6. Dong currently has no more than 6,006,000 shares of common stock outstanding and no outstanding derivative securities and no issued or outstanding preferred shares.  Dong shall have no more than 265,000,000 post split shares of common stock issued and outstanding immediately prior to the Share Exchange Closing.

7. Compliance

a) To the best knowledge of Dong, Dong is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Dong;

b) To the best knowledge of Dong, Dong is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Dong Material Adverse Effect;

c) Dong has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Dong, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d) Dong has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Dong has not received any notice of any violation thereof, nor is Dong aware of any valid basis therefore.

Representations and Warranties of Heli:
Heli represents and warrants to Dong that:

1. Heli is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Heli is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Heli owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Heli taken as a whole.

2. To the best knowledge of Heli, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Heli or which involves any of the business, or the properties or assets of Heli that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Heli taken as a whole (an “Heli Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Heli Material Adverse Effect.

3. Heli has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the “Heli Documents”) to be signed by Heli and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Heli Documents by Heli and the consummation by Heli of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Heli is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This LOI has been, and the other Heli Documents when executed and delivered by Heli as contemplated by this LOI will be, duly executed and delivered by Heli and this LOI is, and the other Heli Documents when executed and delivered by Heli, as contemplated hereby will be, valid and binding obligations of Heli enforceable in accordance with their respective terms, except:

a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
c) as limited by public policy.

4.   No representation or warranty by Heli in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Dong pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. Neither the execution, delivery and performance of this LOI, nor the consummation of the Share Exchange, will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Heli or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Heli or any of its subsidiaries, or any of their respective material property or assets.

6.   Heli acknowledges that any Dong securities issued in this Share Exchange will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with all applicable securities laws.

7.    Compliance

a) To the best knowledge of Heli, Heli is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Heli;

b) To the best knowledge of Heli, Heli is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Heli Material Adverse Effect;

c) Heli has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Heli, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d) Heli has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Heli has not received any notice of any violation thereof, nor is Heli aware of any valid basis therefore.

Mutual Covenants:
1. The representations and warranties of both parties set forth in this LOI will be true, correct and complete in all respects as of the Share Exchange Closing, as though made on and as of the Share Exchange Closing.

2. All information regarding the business of Heli including, without limitation, financial information that Heli provides to Dong during Dong’s due diligence investigation of Heli will be kept in strict confidence by Dong and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Dong or disclosed to any third party (other than Dong’s professional accounting and legal advisors) without the prior written consent of Heli.  If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Heli, Dong will immediately return to Heli (or as directed by Heli) any information received regarding Heli’s business.  Likewise, all information regarding the business of Dong including, without limitation, financial information that Dong provides to Heli during its due diligence investigation of Dong will be kept in strict confidence by Heli and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Heli or disclosed to any third party (other than Heli’s professional accounting and legal advisors) without Dong’s prior written consent.  If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Dong, Heli will immediately return to Dong (or as directed by Dong) any information received regarding Dong’s business.

3. Between the date of this LOI and the Share Exchange Closing, each of the parties to this LOI will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this LOI, if it becomes aware of the occurrence after the date of this LOI of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this LOI or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Jurisdiction	The parties agree to attorn to the non-exclusive jurisdiction of the State of Nevada regarding this LOI.

This letter merely evidences the intention of the parties hereto and is not intended to be legally binding.  The proposed action contemplated herein may be terminated by any of the parties at any time prior to the execution of the definitive license, which shall be controlling thereafter, and each of the parties agrees to hold the others harmless for any attorney's fees, accountant's fees, expenses or other damages which may be incurred by failure to consummate the contemplated license.

If the foregoing terms of this letter of intent accurately reflect your understanding of our negotiations and agreement in principle as at the date hereof, please acknowledge your agreement in the space indicated below.

Accepted on: March 18, 2010

Dong Fang Minerals, Inc.	Guangzhou Heli Information
Technology Co., Ltd.

Per: LU LU	Per: QIU XIN
Lu Lu, CEO	Qiu Xin, President